EXHIBIT 10.12

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                   THIRD AMENDED AND RESTATED REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT

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                      WHITEHALL BUSINESS CREDIT CORPORATION
                                    (LENDER)


                                      WITH


                           SPAR MARKETING FORCE, INC.
                                SPAR GROUP, INC.
                                   SPAR, INC.
                       SPAR/BURGOYNE RETAIL SERVICES, INC.
                         SPAR INCENTIVE MARKETING, INC.
                              SPAR TRADEMARKS, INC.
                            SPAR MARKETING, INC. (DE)
                            SPAR MARKETING, INC. (NV)
                             SPAR ACQUISITION, INC.
                         SPAR GROUP INTERNATIONAL, INC.
                           SPAR TECHNOLOGY GROUP, INC.
                         SPAR/PIA RETAIL SERVICES, INC.
                             RETAIL RESOURCES, INC.
                          PIVOTAL FIELD SERVICES, INC.
                           PIA MERCHANDISING CO., INC.
                           PACIFIC INDOOR DISPLAY CO.
                                       AND
                              PIVOTAL SALES COMPANY
                                   (BORROWERS)

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                                January 24, 2003

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

                   THIRD AMENDED AND RESTATED REVOLVING CREDIT
                             AND SECURITY AGREEMENT
                             ----------------------

     Third Amended and Restated Revolving Credit and Security Agreement ("Agreement") dated January 24, 2003 among SPAR MARKETING FORCE, INC., a corporation organized under the laws of the State of Nevada ("SMF"), SPAR, INC., a corporation organized under the laws of the State of Nevada ("SPAR"), SPAR/BURGOYNE RETAIL SERVICES, INC., a corporation organized under the laws of the State of Ohio ("SBRS"), SPAR GROUP, INC., a corporation organized under the laws of the State of Delaware ("SGI"), SPAR INCENTIVE MARKETING, INC., a corporation organized under the laws of the State of Delaware ("SIM"), SPAR TRADEMARKS, INC., a corporation organized under the laws of the State of Nevada ("STM"), SPAR MARKETING, INC. (DE), a corporation organized under the laws of the State of Delaware ("SMIDE"), SPAR MARKETING, INC. (NV), a corporation organized under the laws of the State of Nevada ("SMINV"), SPAR ACQUISITION, INC., a corporation organized under the laws of the State of Nevada ("SAI"), SPAR GROUP INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada ("International"), SPAR TECHNOLOGY GROUP, INC., a corporation organized under the laws of the State of Nevada ("STG"), SPAR/PIA RETAIL SERVICES, INC., a corporation organized under the laws of the State of Nevada ("Pia Retail"), RETAIL RESOURCES, INC., a corporation organized under the laws of the State of Nevada ("Retail"), PIVOTAL FIELD SERVICES, INC., a corporation organized under the laws of the State of Nevada ("Pivotal Field"), PIA MERCHANDISING CO., INC., a corporation organized under the laws of the State of California ("PIA"), PACIFIC INDOOR DISPLAY CO., a corporation organized under the laws of the State of California ("Pacific") and PIVOTAL SALES COMPANY, a corporation organized under the laws of the State of California ("Pivotal"), (each a "Borrower" and collectively, "Borrowers"), and WHITEHALL BUSINESS CREDIT CORPORATION ("Lender").

                                   BACKGROUND
                                   ----------

     SMF entered into a Revolving Credit and Security Agreement with Lender (as successor to IBJ Schroder Bank & Trust Company, IBJ Schroder Business Credit Corporation and IBJ Whitehall Business Credit Corporation) dated March 4, 1996 (as same may have been amended, modified or supplemented, the "Original Loan Agreement"). Thereafter, certain Borrowers signatory thereto and Lender entered into the First Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of March 10, 1999 (as same may have been amended, modified or supplemented, the "First Amended Loan Agreement"). Finally, certain Borrowers signatory thereto (the "Existing Borrowers") and Lender entered into the Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of September 22, 1999 (as same may be amended, modified or supplemented, (the "Second Amended Loan Agreement"). By execution of this Agreement, Borrowers and Lender wish to amend and restate the Second Amended Loan Agreement on the terms and conditions herein set forth and to add International as a Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereto hereby agree as follows:

                            AMENDMENT AND RESTATEMENT
                            -------------------------

     As of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Second Amended Loan Agreement shall be deemed amended and restated in their entirety as follows and the Second Amended Loan Agreement shall be consolidated with and into and superseded by this Agreement; provided, however, that nothing contained in this Agreement shall impair limit or effect the security interests heretofore granted, pledged and/or assigned to Lender as security for the Obligations to Lender under the Second Amended Loan Agreement, except as otherwise herein provided.

     1. (A) General Definitions. When used in this Agreement, the following terms shall have the following meanings:

          "Advance Rates" shall mean, collectively, the Receivables Advance Rate and the Unbilled Receivables Advance Rate.

          "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 20% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agreement" shall have the meaning set forth in the preamble hereof.

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (ii) the Base Rate in effect on such day.

          "Ancillary Agreements" shall mean all agreements, instruments, and documents including, without limitation, mortgages, guaranties, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements whether heretofore, concurrently, or hereafter executed by or on behalf of Borrowers or delivered to Lender, relating to this Agreement or to the transactions contemplated by this Agreement.

          "Authority" shall have the meaning set forth in Section 12(f)(iii) hereof.

          "Bank" shall mean Webster Bank together with its successors and assigns.

          "Base Rate" shall mean the base commercial lending rate of Lender as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to


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

any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers of Lender.

          "Blocked Account" shall have the meaning set forth in Section 23 hereof.

          "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

          "Borrowing Agent" shall mean SMF.

          "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

          "Change of Ownership" shall mean (a) any transfer (whether in one or more transactions) of common stock of any Borrower that results in more than 50% on a fully diluted basis of the common stock of any Borrower being held by Persons other than the Original Owners (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of any Borrower is convertible or for which any such shares of the capital stock of any Borrower or of any other Person may be exchanged and any shares of common stock issuable upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Persons) or
(b) any merger, consolidation or sale of substantially all of the property or assets of any Borrower other than a merger, consolidation or sale of substantially all of the property or assets of one Borrower to, with, or into, another Borrower.

          "Closing Date" shall mean January 24, 2003 or such other date as may be agreed upon by the parties hereto.

          "Collateral" shall mean and include:

               (a)  all Receivables;

               (b)  all Equipment;

               (c)  all General Intangibles;

               (d)  all Inventory;

               (e)  all Investment Property (exclusive of the stock of SPG);


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

               (f)  all Subsidiary Stock;

               (g)  all Leasehold Interests;

               (h)  all of each Borrower's right, title and interest in and to:
(i) its respective goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper, warehouse receipts, deposit accounts, and money; (vi) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) all supporting obligations that secure payment or performance of any account, chattel paper, document, general intangible or investment property and any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, under any Ancillary Agreement, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and any Borrower;

                    (i) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (whether owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b),
(c), (d), (e), (f), (g) or (h) of this definition; and

                    (j) all proceeds and products of (a), (b), (c), (d), (e),
(f), (g), (h) and (i) of this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

               "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

               "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrowers on a consolidated basis and all other items which would, in conformity with GAAP, be included by GAAP under current assets on a balance sheet of Borrowers on a consolidated basis as at such date; provided, however, that such amounts shall not include (a) any amounts for any indebtedness owing by an Affiliate of any Borrower, unless


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

such indebtedness arose in connection with the sale of goods or other property or the rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of any Borrower, (c) the cash surrender value of any life insurance policy (d) any assets which would be classified as intangible assets under GAAP, or (e) any prepaid expenses.

               "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included by GAAP under current liabilities on a balance sheet of Borrowers on a consolidated basis as at such date, but in any event including, without limitation, the amounts of (a) all indebtedness payable on demand, or, at the option of the Person to whom such indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the Person to whom such indebtedness is owed, not more than twelve (12) months after such date, the validity of which is contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period excluding Revolving Advances and Shareholder Notes.

               "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

               "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

               "Default Rate" shall mean a rate equal to two (2%) percent per annum in excess of the applicable Revolving Interest Rate or per annum rate for Letter of Credit Fees.

               "Depository Accounts" shall have the meaning set forth in Section 23 hereof.

               "Dollar" and the sign "$" shall mean lawful money of the United States of America.

               "Domestic Rate Loan" shall mean any Loan that bears interest based upon the Alternate Base Rate.

               "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrowers on a consolidated basis for such period (excluding extraordinary gains and extraordinary losses per GAAP), plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes.

               "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses of Borrowers on a consolidated basis for such period, plus (iii) amortization expenses of Borrowers on a consolidated basis for such period, less (iv) capitalized cash expenses of International and any other such capitalized expenses of any Borrower which expenses were previously deducted from net income in calculating Earnings Before Interest and Taxes.

               "Eligible Receivables" shall mean and include with respect to each Borrower each Receivable of such Borrower arising in the ordinary course of such Borrower's business which Lender, in its sole credit judgment exercised in good faith, shall deem to be an Eligible Receivable, based on the following criteria and such other considerations as Lender may from time to time reasonably deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Lender's perfected security interest and no other lien other than Permitted Liens, and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Lender. In addition, no Receivable shall be an Eligible Receivable if:

                    (a) it arises out of a sale made by any Borrower to a Subsidiary or Affiliate of any Borrower or to a Person controlled by a Subsidiary or Affiliate of any Borrower unless such sale was on an arms-length basis and the aggregate amount of all such arms-length sales to a Subsidiary or Affiliate of any Borrower or to a Person controlled by a Subsidiary or Affiliate of any Borrower is less than $1,000,000, provided, however, such sales in excess of $1,000,000 in the aggregate shall not constitute Eligible Receivables to the extent of such excess unless approved by Lender in writing (and otherwise constitute Eligible Receivables);

                    (b) it is due or unpaid more than ninety (90) days after the original invoice date;

                    (c) fifty percent (50%) or more of the Receivables from the Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Lender's sole discretion exercised in good faith, be increased or decreased from time to time;

                    (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                    (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

                    (f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion exercised in good faith;

                    (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                    (h) Lender believes, in its sole judgment exercised in good faith, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                    (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower effectuates an assignment of its right to payment of such Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                    (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                    (k) such Receivable causes the aggregate amount of Receivables of the Customer to exceed a credit limit determined by Lender in its sole discretion exercised in good faith;

                    (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, to the extent of such offset, deduction, defense, dispute or counterclaim unless such amount exceeds fifty percent (50%) of the otherwise Eligible Receivable (notwithstanding the amount of such offset, deduction, defense, dispute or counterclaim), or the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason; provided, however, to the extent any Customer is a creditor or supplier to any or all Borrowers, then so long as not more than $250,000 is owed to such Customer by such Borrower or Borrowers, no offset need be taken against Receivables due from such Customer;

                    (m) the applicable Borrower has made any agreement with a Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                    (n) shipment of the merchandise or the rendition of services has not been completed;

                    (o) any return, rejection or repossession of the merchandise has occurred;


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

                    (p) such Receivable is not payable to a Borrower; or

                    (q) such Receivable is not otherwise satisfactory to Lender as determined in good faith by Lender in the exercise of its discretion in a reasonable manner.

               "Eligible Unbilled Receivables" at any date, shall mean Receivables of Borrowers created no more than sixty (60) days prior to such date which, but for the fact invoices for payment have not yet been sent to Customers, would constitute Eligible Receivables hereunder.

               "Equipment" shall mean and include as to each Borrower all of such Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

               "Eurodollar Rate Loan" shall mean a Loan at any time that bears interest based on the Eurodollar Rate.

               "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one (1%) percent) equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

               "Event of Default" shall mean the occurrence of any of the events set forth in Section 19.

               "Excess Cash Flow" for any fiscal period shall mean EBITDA of Borrowers on a consolidated basis for such fiscal period minus capital expenditures made by Borrowers on a consolidated basis during such fiscal period minus Fixed Charges.

               "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.


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

               "Fixed Charge Coverage Ratio" shall mean and include with respect to any fiscal period the ratio of (a) (i) EBITDA of Borrowers on a consolidated basis, minus (ii) Non-Financed Capital Expenditures made during such period (including, without limitation, expenditures for software) to (b) Fixed Charges.

               "Fixed Charges" shall mean the sum (without duplication) of (i) all interest payments made on the Loans hereunder, plus (ii) all dividends or other distributions to stockholders and other payments made or paid with respect to any indebtedness for money borrowed (excluding the principal amount of Revolving Advances but including all payments made on capitalized leases) during such period (including, without limitation, payments permitted under Section 12(n)(iii)), plus (iii) income or franchise taxes paid in cash during such period, plus (iv) payments on the Shareholders Notes during such period under
Section 12(n)(iv) of this Agreement, plus, (v) PIA and SPAR Merger Payments made during such period.

               "Formula Amount" shall have the meaning set forth in Section 2(a) hereof.

               "GAAP" shall mean generally accepted accounting principles, practices and procedures in the United States of America in effect from time to time.

               "General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, license fees, franchises, customer lists, tax refunds, tax refund claims, overpayments, overpayment claims, reclamation rights, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

               "Guarantor" shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons. As of the Closing Date, the existing Guaranties of William Bartels and Robert Brown shall be terminated and of no force and effect.

               "Guaranty" shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Lender.

               "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable environmental law and in the regulations adopted pursuant thereto.


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

               "Holdings" shall mean SPAR Group, Inc.

               "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 4(b).

               "Inventory" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

               "Investment Property" shall mean and include as to each Borrower, all such Borrowers' now owned or hereafter acquired securities (whether certificated or uncertificated), stocks, mutual fund shares, money market shares and U.S. Government securities or other "investment property" as defined in the Uniform Commercial Code.

               "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

               "Leased Premises Reserve" shall mean the equivalent of three (3) months rental charges for each of the following leased premises of Borrowers for which a Landlord Waiver in form and substance satisfactory to Lender has not been received by Lender: (i) 1791 Harmon Road, Auburn Hills, Michigan, and (ii) 580 White Plains Road, Tarrytown, New York.

               "Leasehold Interest" shall mean all of each Borrower's right, title and interest in and to real property owned by a Person other that a Borrower, whether as tenant, lessee, licensee, operator or otherwise.

               "Lender" shall have the meaning ascribed to such term in the Preamble and shall include each person which is a transferee, successor or assign of Lender.

               "Letter of Credit Fees" shall have the meaning set forth in
Section 5(b)(v).

               "Letters of Credit" shall have the meaning set forth in Section 2A(a).

               "LIBOR" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the rate per annum quoted by Lender to Borrowing Agent two (2) Business Days prior to the first day of such Interest Period as the rate available to Bank in the interbank market for offshore Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Eurodollar Rate Loan.

               "Loans" means the Revolving Advances, the Letters of Credit and all other extensions of credit hereunder.


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

               "Maximum Revolving Amount" means $15,000,000.

               "Net Worth" shall mean, at a particular date (a) the aggregate amount of all assets of Borrowers on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied less (b) the aggregate amount of all liabilities of Borrowers on a consolidated basis, in accordance with GAAP, consistently applied.

               "New Borrower" or "New Borrowers" shall mean, individually and collectively, International, STG, PIA Retail, Retail and Pivotal Field.

                  "Non-Financed Capital Expenditures" shall mean capital expenditures not financed with proceeds of purchase money financing permitted in
Section 12(n)(i)(A).

               "Obligations" shall mean and include all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by each Borrower to Lender (or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any debt, liability or obligation owing from any Borrower to others which Lender may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments any Borrower is required to make by law or otherwise in each case arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to Borrowers' account or incurred by Lender in connection with Borrowers' account whether provided for herein or in any Ancillary Agreement.

               "Original Closing Date" shall mean March 4, 1996.

               "Original Owners" shall mean (1) as to Holdings; Robert G. Brown and William H. Bartels and any Permitted Transferees, (2) as to PIA and SAI; Holdings; (3) as to Pacific and Pivotal; PIA, (4) as to SIM, STM and SMF; SAI,
(5) as to SPG; SIM and (6) as to SMF, SMINV, SPAR, SBRS; SMIDE.

               "Payment Office" shall mean initially One State Street, New York, New York 10004; thereafter, such other office of Lender in New York, New York, if any, which it may designate by notice to Borrowing Agent to be the Payment Office.

               "Permitted Liens" shall mean: (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business securing sums (a) not overdue or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Borrowers in conformity with GAAP and no such lien shall have any effect on the priority of the liens in favor of Lender; (ii) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrowers in conformity with GAAP; (iii) liens in favor of Lender; (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Borrowers in conformity with GAAP; (v) liens incurred in respect of judgments and awards not exceeding $250,000 in the aggregate and which are satisfied, vacated, discharged, stayed or bonded within 30 days from the making thereof; (vi) in the case of real estate, easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Borrowers; (vii) security or similar deposits made, or collateral pledged to secure performance bonds delivered, in the ordinary course of business to secure the performance of tenders, bids, leases or contracts not to exceed $250,000; (viii) the security interests (including leases treated as security interests) in assets purchased or leased with financings permitted by Section 12(n)(i) hereof so long as they respectively secure only the corresponding purchase money indebtedness or capitalized lease obligations; and (ix) liens specified on Schedule 1(a) hereto including any renewals or extensions thereof, but those liens or pledges shall not be increased or extended to other indebtedness unless otherwise permitted by the terms and provisions of this Agreement.

               "Permitted Transferees" shall mean with respect to any person, his/her parents, spouse, siblings and/or any of their children, or a trust for the benefit of any of them, provided, that, with respect to any such trust, such Person retains the sole right to vote such common stock.

               "Person" shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, trust or unincorporated organization, or a government or agency or political subdivision thereof.

               "PIA and SPAR Merger Payments" shall mean payments made to vendors on payables associated with the acquisition of PIA under the SPAR Merger Agreement as detailed in Disclosure Schedule 1 to be delivered to Lender.

               "Pledge Agreements" shall mean collectively, the Pledge Agreements executed by each of Holdings, PIA, SAI, SIM and SMF in favor of Lender pursuant to which each such Person pledges 100% of the stock of each of its Subsidiaries to Lender as Collateral for the Obligations.

               "Principal Shareholders" shall mean William Bartels and Robert Brown.

               "Receivables" shall mean and include as to each Borrower all of such Borrower's accounts (including, without limitation, all health-care insurance receivables), contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

               "Receivables Advance Rate" shall have the meaning set forth in the definition of Receivables Availability.

               "Receivables Availability" means 85% ("Receivables Advance Rate") of the net face amount of Borrowers' Eligible Receivables, subject to Section 2(c) hereof.

               "Revolving Advances" shall mean Loans made other than Letters of Credit.

               "Revolving Credit Note" shall mean the $15,000,000 Fifth Amended and Restated Revolving Credit Note dated as of January 24, 2003 executed by Borrowers in favor of Lender.

               "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the Alternate Base Rate with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and one-half percent (2.50%) with respect to Eurodollar Rate Loans.

               "Second Amended Loan Agreement Closing Date" shall mean September 22, 1999.

               "Shareholder Notes" shall mean the promissory notes to the Principal Shareholders from those Borrowers and in the amounts set forth in Exhibit A hereto.

               "SPAR Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein), made by and among PIA Merchandising Services, Inc., SG Acquisition, Inc., PIA Merchandising Co., Inc., the Borrowers, and SPAR Acquisition, Inc., SPAR Marketing, Inc., SPAR Incentive Marketing, Inc., SPAR MCI Performance Group, Inc., and SPAR Trademarks, Inc. (the Borrowers, SPAR Acquisition, Inc., SPAR Marketing, Inc., SPAR Incentive Marketing, Inc., SPAR MCI Performance Group, Inc., and SPAR Trademarks, Inc. are referred to therein collectively as the "SPAR Parties".)

               "SPG" shall mean SPAR Performance Group, Inc. (f/k/a SPAR MCI Performance Group, Inc.), a Delaware corporation.

               "SPG Holdings" shall mean Performance Holdings, Inc., a Delaware corporation.

               "SPG Holdings Term Loan Agreement" shall mean that certain Term Loan, Guaranty and Security Agreement entered into as of June 30, 2002 by and between SIM and SPG Holdings.

               "SPG Holdings Term Notes" shall mean collectively, (i) that certain Term Note in the amount of $2,500,000 and (ii) that certain Term Note in the amount of $3,500,000, in each case issued by SPG Holdings in favor of SIM.

               "SPG Loan Agreement" shall mean that certain Revolving Credit, Guaranty and Security Agreement dated as of June 30, 2002 among SIM, SPG Holdings and SPG.

               "SPG Loans" shall mean loans made by SGI pursuant to an SPG Loan Agreement.

               "Stock Purchase Agreement" shall mean that certain Stock Purchase and Sale Agreement dated as of June 30, 2002 by and between SPG Holdings and SIM.

               "Subordinated Right" and "Subordinated Rights" shall respectively mean for each Borrower any and all subrogation, contribution and other similar rights of such Borrower against or in respect of (i) any other Borrower, or (ii) any of their respective assets and properties, whether resulting from any payment made by such Borrower or otherwise; in each case whether now or hereafter existing, acquired or created.

               "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

               "Subsidiary Stock" means all of the issued and outstanding shares of stock owned by (1) PIA of Pacific and Pivotal, (2) SAI of SIM, STM and SMIDE,
(3) SMIDE of SMF, SMINV, SPAR and SBRS and (4) SGI of PIA and SAI.

               "Supplemental Amount" shall mean, for each period of time, the amount set forth below opposite such time period:

                    Time Period                           Supplemental Amount

                    Closing Date through 3/31/2003             $1,500,000
                    04/01/2003 through 06/30/2003              $1,300,000
                    07/01/2003 through 09/30/2003              $1,100,000
                    10/01/2003 through 12/31/2003                $900,000
                    01/01/2004 through 03/31/2004                $700,000
                    04/01/2004 through 06/30/2004                $500,000
                    07/01/2004 through 09/30/2004                $300,000
                    10/01/2004 through 12/31/2004                $100,000
                    01/01/2005 and thereafter                          $0

               "Term" shall mean the Closing Date through January 24, 2006 subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

               "Transactions" shall mean the transactions contemplated by this Agreement.

               "Unbilled Receivables Availability" means 70% ("Unbilled Receivables Advance Rate") of the net face amount of Eligible Unbilled Receivables, subject to Section 2(c) hereof.

               "UCC Article 9" shall mean Article 9 of the Uniform Commercial Code as in effect in the State of New York on July 1, 2001, as same may be amended from time to time.

               "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Amount, minus (b) the outstanding amount of Loans.

               "Uniform Commercial Code" shall mean the Uniform Commercial Code as adopted in the State of New York as same may be amended from time to time.

               "Working Capital" at a particular date shall mean the excess, if any, of Current Assets over Current Liabilities at such date.

               (B) Accounting Terms. As used in this Agreement, the Revolving Credit Note, the Ancillary Agreements or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1 or elsewhere in this Agreement and accounting terms partly defined in Section 1 to the extent not defined, shall have the respective meanings given to them under GAAP.

               (C) Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms "accounts," "chattel paper," "instruments," "general intangibles," "payment intangibles," "support obligations," "securities," "investment property," "documents," "supporting obligations," "deposit accounts," "payment intangibles," "software," "letter of credit rights," "inventory," "equipment" and "fixtures," as and when used in the description of Collateral, shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code.

               (D) Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided in the respective definitions thereof, all references to any instruments or agreements, including, without limitation, references to any of the Ancillary Agreements and Shareholder Notes shall include any and all modifications or amendments thereto and any and all extensions, restatements or renewals thereof (but without waiving the necessity of obtaining any required consent hereunder to any such modification, amendment, extension, restatement or renewal).

     2. Revolving Advances.
        ------------------

          (a) Borrowing Base. Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Lender will (at the request of Borrowing Agent) make Revolving Advances to the Borrowers from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) the Maximum Revolving Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

               (i)  Receivables Availability, plus

               (ii) Unbilled Receivables Availability, plus

               (iii) the Supplemental Amount, minus

               (iv) the aggregate amount of outstanding Letters of Credit, minus

               (v) the Leased Premises Reserve and such other reserves as Lender may reasonably deem proper and necessary from time to time.

          The sum of 2(a)(y)(i) plus (ii) plus (iii) minus (v) shall be referred to as the "Formula Amount".

          (b) Notwithstanding the limitations set forth above or elsewhere in this Agreement, Lender retains the right to lend Borrowers (at Borrowing Agent's request) or permit to continue outstanding from time to time such amounts in excess of such limitations as Lender may determine in its sole discretion.

          (c) Borrowers acknowledge that the exercise of Lender's discretionary rights hereunder, which rights shall be exercised in good faith, may result during the Term in one or more increases or decreases in the Advance Rates in the event Lender determines in good faith that there has been a material adverse change in the quality of the applicable class of eligible assets and such material adverse change is not otherwise reflected in the applicable reserves (as modified), and Borrowers hereby consent to any such increases or decreases in the Advance Rates which may limit or restrict advances requested by Borrowers. Lender will notify Borrowing Agent of any change in the Advance Rates or any new eligibility criteria for Eligible Receivables or Eligible Unbilled Receivables, the proposed effective date thereof and the reasons therefore; provided that new Advance Rate(s) shall not take effect sooner than 7 Business Days after such notice without the Borrowers consent; and provided, however, that failure by Lender to give any such notice shall not give rise to any cause of action by Borrowers against Lender. In the event Lender reduces any Advance Rate, Borrowers shall have a period of 120-days following receipt of Lender's notice of such reduction within which to repay the Loans and other Obligations in full and terminate the Agreement, and in such case Borrowers shall not be required to pay the fee specified in Section 18 hereof or any other premium or penalty. In the event Borrowers have obtained a written commitment within such 120-day period from a lender that would create a facility to fund such prepayments, and Borrowers and such new lender are proceeding in good faith to close such facility, the Borrowers shall have an additional period of thirty
(30) days following the expiration of such 120-day period within which to close such facility and prepay the Loans and other Obligations without the payment of such fee or other premium or penalty.

          (d) If Borrowers do not pay any interest, fees, costs or charges to Lender when due, Borrowers shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to Borrowers' account, a Revolving Advance to Borrowers as of such date in an amount equal to such unpaid interest, fees, costs or charges.

          (e) Any sums expended by Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement, including but not limited to the payment of taxes, insurance premiums or leasehold obligations, shall be charged to Borrowers' account as a Revolving Advance and added to the Obligations.

          (f) Lender will account to Borrowing Agent monthly with a statement of all Revolving Advances and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowing Agent in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

          (g) During the Term, Borrowers may borrow, prepay and reborrow Revolving Advances, all in accordance with the terms and conditions hereof. Any prepayment in full shall be subject to the provisions of Section 18 hereof, if applicable. No reduction in the Maximum Revolving Amount shall occur without an amendment to this Agreement.

          (h) Borrowers shall apply the proceeds of the Revolving Loans to provide for their working capital needs, to finance capital expenditures and to repay Shareholder Notes as permitted under Section 12(n)(iv) hereof.

          (i) The aggregate balance of Revolving Advances plus Letters of Credit outstanding at any time shall not exceed the lesser of the Formula Amount or the Maximum Revolving Amount.

          (j) In no event shall the aggregate outstanding balance of Revolving Advances plus Letters of Credit utilized by, or for the benefit of, (a) International exceed $3,000,000, (b) STG exceed $2,000,000 or (c) PIA Retail, Retail and Pivotal exceed $500,000 individually.

     2A.  Letters of Credit.

          (a) Subject to the terms and conditions hereof, Lender shall issue or cause the issuance of standby Letters of Credit by the Issuer ("Letters of Credit") on behalf of Borrowers provided, however, that Lender will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (A) (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Maximum Revolving Amount or
(y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $1,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be

Revolving Advances and shall bear interest at the Revolving Interest Rate; Letters of Credit that have not been drawn upon shall not bear interest.

          (b) Borrowing Agent may request Lender to issue or cause the issuance of a Letter of Credit by delivering to Lender at the Payment Office, Lender's and/or Issuer's standard form of Letter of Credit Application and Letter of Credit and Security Agreement (collectively, the "Letter of Credit Application") completed to the satisfaction of Lender, and such other certificates, documents and other papers and information as Lender may reasonably request. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit Application.

          (c) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York provided, however, if any Borrower requests the issuance of any Letter of Credit having an expiry date later than the last day of the Term, then on the last day of the Term Borrowers will cause cash to be deposited and maintained in an account with Lender, as cash collateral in an amount equal to one hundred and five percent (105%) of such Letters of Credit, such cash collateral to be required without the necessity of any demand, but otherwise to be held by Lender in accordance with the second paragraph of Section 5(b)(v).

          (d) In connection with the issuance of any Letter of Credit, each Borrower shall indemnify, save and hold Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender or any Issuer, and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Lender's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued for Borrowers' account, although this interpretation may be different from any Borrower's own; and, neither Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower's or Borrowing Agent's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Lender's or any Issuer's or such correspondents' gross (not mere) negligence or willful misconduct.

          (e) Borrowing Agent shall authorize and direct Issuer to name the applicable Borrower as the "Applicant" or "Account Party" therein and to deliver to Lender all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance created thereunder.

          (f) In connection with all Letters of Credit issued or caused to be issued or created by Lender under this Agreement, each Borrower hereby appoints Lender, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Lender or Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Lender's, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's or its attorney's gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

     3.   Repayment of Loans.
          ------------------

          (a) Borrowers shall be required to (i) make a mandatory prepayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Advances made by Lender to Borrowers hereunder together with outstanding Letters of Credit is in excess of the lesser of the Maximum Revolving Amount or the Formula Amount in an amount equal to such excess, (ii) repay on the expiration of the Term (x) the then aggregate outstanding principal balance of Revolving Advances made by Lender to Borrowers hereunder together with accrued and unpaid interest, fees and charges and (y) all other amounts owed Lender under this Agreement and the Ancillary Agreements, and (iii) if any Borrower requests the issuance of any Letter of Credit having an expiry date later than the last day of the Term, on the last day of the Term, cause cash to be deposited and maintained in an account with Lender, as cash collateral in an amount equal to one hundred and five percent (105%) of such Letters of Credit, such cash collateral to be required without the necessity of any demand, but otherwise to be held by Lender in accordance with the second paragraph of
Section 5(b)(v).

          (b) Each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations one (1) Business Day following the Business Day Lender receives such remittances in good funds via wire transfer or electronic depository check from either the Blocked Account bank or Depository Account bank. Lender shall reverse any credit previously made to Borrowers' account for the amount of any credit returned to Lender unpaid and said reversal of credit may result in the need for a Revolving Advance for such reversal and related fees.

     4. (a) Procedure for Revolving Advances. In accordance with Section 25 hereof, Borrowing Agent may notify Lender prior to 12:00 noon on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. All Revolving Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers' account on Lender's books. The proceeds of each Revolving Advance made by Lender shall be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account maintained with Lender or such other bank as

Borrowing Agent may designate following notification to Lender. Any and all Obligations due and owing hereunder may be charged to Borrowers' account and shall constitute Revolving Advances. Lender shall give Borrowing Agent prompt written notice of any and all Revolving Advances (other than interest and fees pursuant to Section 5 hereof) made pursuant to Lender's authority hereunder to charge Borrowers' account or make any Revolving Advance sufficient to cover any amount due hereunder to Lender; provided, however, that failure by Lender to give any such notice shall not give rise to any cause of action by Borrowers against Lender.

          (b) Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Lender at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business
Day), (ii) the type of borrowing and the amount on the date of such Loan to be borrowed, which amount shall be $500,000 or, if greater, an integral multiple of $100,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, three or six months. No Eurodollar Rate Loan shall be made available to Borrowers during the continuance of [a Default or] an Event of Default.

          (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

     Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Lender pursuant to
Section 4(b) or by its notice of conversion given to Lender pursuant to Section 4(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Lender does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 4(d) hereinbelow.

          (d) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan or portion thereof into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrowing Agent on behalf of any Borrower desires to convert a Loan, it shall give Lender not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the Loans to be converted and if the conversion is from a Domestic Rate Loan to a Eurodollar Rate Loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than six (6) Eurodollar Rate Loans, in the aggregate.

          (e) At their option and upon three (3) Business Days' prior written notice, Borrowers may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrowers shall specify the date of prepayment of Loans which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall indemnify Lender therefor in accordance with Section 4(f) hereof.

          (f) Borrowers shall indemnify Lender and hold Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including (but not limited to) any breakage cost payable by Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

          (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection (g), the term "Lender" shall include Lender and the office or branch where Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lender to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Lender, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans to Domestic Rate Loans. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Lender, upon Lender's request, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lender to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrowing Agent or any Borrower shall be conclusive absent manifest error.

     5.   Interest and Fees.
          ------------------

          (a)  Interest.
               --------

               (i) Interest on Loans shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period; provided, that interest on Eurodollar Rate Loans for periods in excess of three (3) months shall be paid on the three-month anniversary of the initial Eurodollar Rate Loan or renewal thereof, with the balance of interest paid at the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Revolving Advances outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Lender shall endeavor to give notice of such change to the Borrowers; provided, however Lender shall have no liability for the failure to so notify.

               (ii) Interest shall be computed on the basis of actual days elapsed over a 360-day year. At Lender's option, Lender may charge Borrowers' account for the applicable amount of such interest.

               (iii) Upon the occurrence and during the continuance of an Event of Default, interest and the Letter of Credit Fees shall be payable at the Default Rate.

               (iv) Notwithstanding the foregoing, in no event shall interest exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Agreement or an Ancillary Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at Lender's option, to the outstanding Revolving Advances in such order as Lender shall determine or refunded by Lender to Borrowers.

               (v) Borrowers shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including, but not limited to, any deduction for any set-off or counterclaim.

          (b)  Fees.
               ----

               (i) Closing Fee. Upon the execution of this Agreement, Borrowers shall pay to Lender a closing fee in an amount equal to $50,000 which shall be fully earned, nonrefundable and due on the Closing Date. The closing fee may be charged to Borrowers' account.

               (ii) Unused Line Fee. In the event the average closing daily unpaid balances of all Revolving Advances plus all outstanding Letters of Credit hereunder during any calendar month is less than the Maximum Revolving Amount, Borrower shall pay to Lender a fee at a rate per annum equal to one quarter of one percent (.25%) on the amount by which the Maximum Revolving Amount exceeds such average daily unpaid balance. Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed, and shall be charged to Borrowers' account on the first day of each month with respect to the prior month.

               (iii) Collateral Evaluation Fee. Borrowers shall pay Lender a collateral evaluation fee equal to $2,000 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

               (iv) Collateral Monitoring Fee. Upon Lender's performance of any reasonable and customary collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Lender and which monitoring is undertaken by Lender or for Lender's benefit, an amount equal to $750 per day, per person, for each person employed to perform such monitoring together with all reasonable and customary costs, disbursements and expenses incurred by Lender and the person performing such collateral monitoring shall be charged to Borrowers' account; provided, however, Lender shall not charge Borrowers' account for the performance of more than three (3) field examinations in any calendar year unless an Event of Default shall have occurred.

               (v)  Letter of Credit Fees.
                    ----------------------

                    Borrowers shall pay (x) to Lender, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two and one-quarter percent (2.25%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and Borrowers in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Lender for any and all fees and expenses, if any, paid by Lender to the Issuer (all of the foregoing fees, the "Letter of Credit Fees") in accordance with Schedule 5(b)(v) for standard items. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                    On demand following an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Lender, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Lender, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrowers coming into Lender's possession at any time. Lender will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Lender and Borrowers mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrowers may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

               (vi) Success Fee. On or before July 31, 2003, Lender have the right to purchase 16,667 shares of the common stock of SGI from SGI at a purchase price of one penny per share at Lender's option at any time after the average closing price on the NASDAQ Stock Exchange of SGI's common stock over any consecutive ten (10) trading day period (the "Average Share Price") shall be at least $15.00 per share. Such purchase shall be effectuated by three (3) business days prior written notice from Lender to SGI. Lender's right to purchase SGI's common stock shall be deemed a right earned in full on the Second Amended Loan Agreement Closing Date and shall not be subject to adjustment upon termination of this Agreement for any reason. Any sale of such stock by Lender shall be subject to any and all restrictions imposed under any and all applicable federal, state and local securities laws. Lender's right to purchase shares of SGI as per this Section 5(b)(iv) shall expire August 1, 2003.

               (vii) Supplemental Amount Fees. Borrowers shall pay to Lender a Supplemental Amount use fee to the extent the outstanding Revolving Advances to the Borrowers and the undrawn amount of outstanding Letters of Credit issued for the account of the Borrowers exceeds the Formula Amount (calculated as if the Supplemental Amount was $0), equal to one percent (1%) per annum of such excess (with the excess amount upon which such fee is payable being capped at the Supplemental Amount in effect at the time such Revolving Advances and Letters of Credit were outstanding), calculated daily on the basis of a 360 day year for the actual number of days elapsed but payable monthly, in arrears on the first day of each month and the last day of the Term. All fees payable hereunder shall be deemed earned in full on the date when the same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

          (c) Increased Costs. In the event that any adoption of or change in any applicable law, treaty or governmental regulation, or any change in the interpretation or application thereof, or compliance by Lender therewith (for purposes of this Section 5(c), the term "Lender" shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

               (i) subject Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Ancillary Agreements (except for changes in the rate of tax on the overall net income of Lender, the components of such income or the calculation of such income by the jurisdiction in which it maintains its principal office);

               (ii) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (iii) impose on Lender or the interbank Eurodollar market any other condition with respect to this Agreement or any Ancillary Agreements; and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, to the extent the base rate does not reflect such increased costs, in any case Borrowers shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Lender shall certify the amount and calculation of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

          (d) Capital Adequacy.
              -----------------

               (i) In the event that Lender shall have determined that any adoption of or change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender therewith (for purposes of this Section 5(d), the term "Lender" shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, then, to the extent the base rate does not reflect such changes, Borrowers shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods.

               (ii) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 5(d)(i) hereof, and calculation thereof, when delivered to Borrowers shall be conclusive absent manifest error.

          (e) Basis For Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that:

               (i) reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or

               (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Lender shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given,
(i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Lender no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lender shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrowers shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

          (f) The protection of Section 5(c) and Section 5(d) shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. In the event the impact of any adoption or change referred to in Section 5(c) or Section 5(d) does not affect all institutions which are similar to Lender to a similar extent as the effect upon Lender, and the cost imposed upon Borrowers by Lender pursuant to Section 5(c) or Section 5(d) exceeds $25,000, then Borrowers shall have the right to terminate this Agreement and prepay all obligations within one hundred and twenty (120) days of such imposition without the requirement of paying any early termination fee pursuant to Section 18 hereof.

     6.   Security Interest.
          -----------------

          (a) To secure the prompt payment to Lender of the Obligations, Existing Borrowers hereby acknowledge, confirm and agree that Lender has and shall continue to have a continuing security interest in and upon all of the Collateral heretofore granted to Lender pursuant to the Second Amended Loan Agreement, and to the extent not otherwise granted thereunder, each Borrower (including, without limitation, International) hereby assigns, pledges and grants to Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the Uniform Commercial Code). All of each Borrower's ledger sheets, files, records, books of account, business papers and documents relating to its Collateral shall, until delivered to or removed by Lender, be kept by such Borrower in trust for Lender until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by any Borrower shall be deemed to include the foregoing grant, whether or not the same appears therein.

          (b) Lender may file one or more financing statements, continuation statements and amendments thereto disclosing Lender's security interest in the Collateral and describing the Collateral as all assets of the applicable Person(s) or words of similar effect and which contain any other information required by Part 5 of UCC Article 9 for the sufficiency or filing acceptance of any financing statements, continuations statements or amendments, each without any Borrower's signature appearing thereon or Lender may sign on Borrower's behalf as provided in Section 14 hereof. Upon a Borrower's request, Lender shall provide such Borrower with copies of any and all financing statements and modifications filed by Lender. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, Borrowers will immediately deliver such instrument to Lender appropriately endorsed or assigned.

          (c) Each Borrower hereby confirms and ratifies the Lender's authorization to file all UCC financing statements filed by Lender with respect to such Borrower on or prior to the Closing Date.

     7. Representations Concerning the Collateral. Each Borrower represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Advance and made as of the time of each and every Revolving Advance hereunder):

          (a) all the Collateral: (i) is owned by such Borrower free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement), except (A) those in Lender's favor and
(B) Permitted Liens; and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest;

          (b) all Receivables (i) represent complete bona fide transactions which require no further act under any circumstances on such Borrower's part to make such Receivables payable by the Customers, except for Receivables whereby such Borrower estimates its time spent and bills Receivables on such basis, (ii) to the best of such Borrower's knowledge, are not subject to any present, future or contingent offsets or counterclaims (other than allowances, accommodations, compromises or adjustments made in the ordinary course of business or which have the effect of reducing availability under this Agreement), and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of such Borrower.

     8. Covenants Concerning the Collateral. During the Term, each Borrower covenants that it shall:

          (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business, and (ii) the disposition or transfer of obsolete or worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $250,000 in the aggregate for such Borrower and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (y) the proceeds of which are remitted to Lender in reduction of the Obligations;

          (b) not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of such Borrower's other assets to anyone other than Lender except for Permitted Liens;

          (c) disclose in appropriate footnotes under GAAP in any financial statement prepared by it to disclose Lender's security interest in the Collateral;

          (d) defend the Collateral against the claims and demands of all parties;

          (e) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all reasonable and necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. No Borrower shall permit any such items to become a fixture to real estate or accessions to other personal property if such items have an original cost in excess of $250,000 in the aggregate;

          (f) not extend the payment terms of any Receivable in excess of $250,000 without prompt notice thereof to Lender;

          (g) at any time and from time to time, take such steps as Lender may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Lender, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Lender, (ii) to obtain "control" of any letter-of-credit rights, deposit accounts or electronic chattel paper (as such terms are defined in UCC Article 9 with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender's security interest in any of the Collateral and of its rights therein;

          (h) if such Borrower acquires a "commercial tort claim" (as such term is defined in UCC Article 9) in excess of $250,000, promptly notify Lender in writing therein providing a reasonable description and summary thereof, and upon delivery thereof to Lender, such Borrower shall be deemed to thereby grant to Lender (and each Borrower hereby grants to Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement[, provided, that so long as no Default has occurred, this provision shall not limit Borrowers' right to litigate any such claims]; and

          (i) perform all other steps requested by Lender to create and maintain in Lender's favor a valid perfected first security interest in all Collateral.

     9. Collection and Maintenance of Collateral and Records. Lender may at any time verify each Borrower's Receivables utilizing an audit control company or any other agent of Lender. Lender or Lender's designee may notify Customers, at any time following the occurrence and during the continuance of and Event of Default, of Lender's security interest in

Receivables, collect them directly and charge the collection costs and expenses to Borrowers' account. In the event that, notwithstanding the provisions of
Section 23 hereof, any Borrower receives any amount representing the proceeds of any Collateral, such Borrower shall receive all such amounts for Lender's benefit in trust as Lender's trustee and immediately deposit such payments in accordance with Section 23 hereof. On a weekly basis, or more frequently if requested by Lender (including, without limitation, on a daily basis), each Borrower shall provide Lender with schedules describing all Receivables created or acquired by such Borrower since the date of the previous schedule of Receivables created or acquired and shall execute and deliver confirmatory written assignments of such Receivables to Lender, but such Borrower's failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit Lender's security interest or other rights in and to the Receivables. Each Borrower shall furnish, at Lender's reasonable request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as Lender may reasonably require. Each Borrower shall also provide Lender on a monthly (within ten (10) days after the end of each month) or more frequent basis, as reasonably requested by Lender, a detailed or aged trial balance of all of such Borrower's existing Receivables specifying the names and balances due for each Customer and such other information pertaining to the Receivables as Lender may request. Each Borrower shall provide Lender on a monthly (within ten (10) days after the end of each month), or more frequent basis, as requested by Lender, an aged trial balance of such Borrower's existing accounts payable. Each Borrower shall provide Lender, as requested by Lender, such other schedules, documents and/or information regarding the Collateral as Lender may require.

     10. Inspections. At all times during normal business hours, Lender shall have the right to (a) visit and inspect each Borrower's properties and the Collateral, (b) inspect, audit and make extracts from each Borrower's relevant books and records, including, but not limited to, management letters prepared by independent accountants, and (c) discuss with each Borrower's principal officers, and independent accountants, such Borrower's business, assets, liabilities, financial condition, results of operations and business prospects. Each Borrower will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Borrower. At the request of Lender, SIM shall arrange with SPG to have Lender or its employees or agents designated as SIM's representative for purposes of Section
5.03 of the SPG Loan Agreement. This Section 10 does not change the effectiveness of the proviso to Section 5(b)(iv). Prior to the occurrence of an Event of Default, Lender shall provide Borrowers with at least two (2) Business Days prior notice of its intention to exercise rights under this Section 10. Lender shall be reasonable in exercising its rights under this Section 10.

     11. Financial Information. Borrowers shall provide Lender (a) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrowers' fiscal year, a balance sheet on a consolidated basis as at the end of such fiscal year and the related statements of income, retained earnings and changes in cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which shall have been reported on by independent certified public accountants who shall be reasonably satisfactory to Lender and shall be accompanied by an unqualified audit report issued by such independent certified public accountants, together with the Form 10-K submitted by Borrowers to the Securities and Exchange Commission (unless an extension has been granted by the Securities and Exchange Commission, in which case the Form 10-K shall be delivered to Lender when due to the Securities and Exchange Commission); (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrowers' fiscal year, a balance sheet and the related statements of income for each business segment of Borrowers on a consolidated and consolidating (by segment) basis as at the end of each of Borrowers' fiscal years which have been internally prepared by Borrowers; (c) as soon as available, but in any event within forty-five (45) days after the close of each month and quarter, the balance sheet and the related statements of income for each business segment of Borrowers on a consolidated and consolidating (by segment) basis as at the end of such month and quarter and the related statements of retained earnings and changes in cash flow for each business segment of Borrowers on a consolidated basis for such month and quarter, which have been internally prepared by Borrowers, it being understood that the statements of retained earnings and cash flow will be provided only as part of the Form 10-Q submitted by Borrowers to the Securities and Exchange Commission; (d) as soon as available, but in any event within forty-five (45) days after the close of each quarter, the Form 10-Q submitted by Borrowers to the Securities and Exchange Commission (unless an extension has been granted by the Securities and Exchange Commission, in which case the Form 10-Q shall be delivered to Lender when due to the Securities and Exchange Commission); and (e) as soon as available, but in any event within five (5) Business Days after any Borrower's receipt thereof, all financial statements of SPG that are delivered to Borrowers pursuant to the terms of the SPG Loan Agreement. All financial statements required under (a), (b), (c), (d) and (e) above shall be prepared in accordance with GAAP, subject to year-end adjustments in the case of monthly and quarterly statements. Internally prepared financial statements referenced herein shall be provided on a basis consistent with current practices and formats. Together with the financial statements furnished pursuant to (a) above, Borrowers shall deliver a certificate of Borrowers' certified public accountants addressed to Lender stating that (i) they have caused this Agreement and the Ancillary Agreements to be reviewed and (ii) in making the examination necessary for the issuance of such financial statements, nothing has come to their attention to lead them to believe that any Event of Default exists and, in particular, they have no knowledge of any Event of Default or, if such is not the case, specifying such Event of Default and its nature, when it occurred and whether it is continuing. At the times the financial statements are furnished pursuant to (a), (b) and (c) above, a certificate of each Borrower's President or Chief Financial Officer shall be delivered to Lender stating that, based on an examination sufficient to enable him to make an informed statement, no Event of Default exists, or, if such is not the case, specifying such Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event. If any internally prepared financial information, including that required under this Section, is unsatisfactory in any reasonable manner to Lender, Lender may request that Borrowers' independent certified public accountants review same.

     In addition to the foregoing financial statements, Borrowers shall furnish Lender no less than thirty (30) days after the beginning of each fiscal year commencing with fiscal year 2003, a month by month projected operating budget and cash flow for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's

President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

     12. Additional Representations, Warranties and Covenants. Each Borrower represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Revolving Advance and made as of the time of each Revolving Advance made hereunder, excluding, however, those events subject to an express written waiver or consent from Lender or those expressly permitted or not prohibited by the covenants), and covenants that:

          (a) Such Borrower is duly incorporated and in good standing under the laws of the states listed on Schedule 12(a) and is qualified to do business and is in good standing in the states listed on Schedule 12(a), which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify would have a material adverse effect on such Borrower or its business; and such Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

          (b) Except as set forth on Schedule 12(b) hereof, such Borrower has no Subsidiaries;

          (c) the execution, delivery and performance of this Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of such Borrower's certificate of incorporation, by-laws or of any material indenture, material agreement or material undertaking to which such Borrower is a party or by which such Borrower is bound and (iii) are within such Borrower's corporate powers;

          (d) this Agreement and the Ancillary Agreements executed and delivered by such Borrower are such Borrower's legal, valid and binding obligations, enforceable in accordance with their terms;

          (e) such Borrower keeps and will continue to keep all of its books and records concerning the Collateral at such Borrower's executive offices located at the addresses set forth on Schedule 12(e) and will not move such books and records without giving Lender at least thirty (30) days prior written notice;

          (f) (i) the operation of such Borrower's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations;

              (ii) in the event such Borrower obtains, gives or receives notice of any release or threat of release of a reportable quantity of any Hazardous Substances on its property in violation of any applicable law (any such event being hereinafter referred to as a "Hazardous

Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or such Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any governmental Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which such property is located or the United States Environmental Protection Agency (any such governmental Person or entity hereinafter the "Authority"), then such Borrower shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint and periodically inform Lender of the status of the matter. Such information is to be provided to allow Lender to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto;

               (iii) such Borrower shall respond promptly to any Hazardous Discharge for which such Borrower is or may be responsible or liable or Environmental Complaint directed at such Borrower alleging such Borrower's responsibility or liability and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance. If such Borrower shall fail to respond promptly to any such Hazardous Discharge or Environmental Complaint or such Borrower shall fail to comply with any of the requirements of any environmental laws to which such Borrower is subject, Lender may, but without the obligation to do so, to the extent reasonably required to protect, and for the sole purpose of protecting, Lender's interest in Collateral: (A) give such notices or (B) enter onto such Borrower's property (or authorize third parties to enter onto such property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. Lender shall endeavor to give notice thereof to the Borrowers; provided, however Lender shall have no liability for the failure to so notify. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by such Borrower, and until paid shall be added to and become a part of the Obligations secured by the liens created by the terms of this Agreement or any other agreement between Lender and any or all Borrowers;

               (iv) Borrowers shall defend and indemnify Lender and hold Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any environmental laws (including, without limitation, the assertion of any lien thereunder) with respect to any Hazardous Discharge, the presence of any hazardous substances affecting any Borrower's property (whether or not the same originates or emerges from any Borrower's property or any contiguous real estate) including any loss of value of the Collateral as a result of the foregoing, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender. Each Borrower's obligations under this Section 12(f) shall arise upon the discovery of the presence of any Hazardous Substances on any Borrower's property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances. Each Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement; and

               (iii) for purposes of this Section 12(f) all references to any Borrower's property shall be deemed to include all of each Borrower's right, title and interest in and to all owned and/or leased premises;

          (g) based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) no Borrower maintains or contributes to any plan other than those listed on
Schedule 12(g) hereto; (ii) no Borrower has engaged in any Prohibited Transactions as defined in paragraph 406 of ERISA and paragraph 4975 of the Internal Revenue Code, as amended; (iii) each Borrower has met all applicable minimum funding requirements under paragraph 302 of ERISA in respect of its plans; (iv) no Borrower has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (v) no Borrower has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than such Borrower's employees; and (vi) no Borrower has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980;

          (h) the Borrowers (taken as a whole) are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage and the fair saleable value of their assets (calculated on a going concern basis) is in excess of the amount of their liabilities;

          (i) there is no pending or threatened litigation, actions or proceeding known to any Borrower which involve the possibility (if adversely determined) of materially and adversely affecting such Borrower's business, assets, operations, condition or prospects, financial or otherwise, or the Collateral or the ability of such Borrower to perform this Agreement except as disclosed on Disclosure Schedule 12(i);

          (j) all balance sheets and income statements which have been delivered to Lender since December 31, 1999 fairly, accurately and properly state such Borrower's financial condition as at the indicated dates or for the indicated periods on a basis consistent with that of previous financial statements and there has been no material adverse change in such Borrower's financial condition as reflected in such statements since the date thereof and such statements do not fail to disclose any fact or facts which might materially and adversely affect such Borrower's financial condition except as corrected in subsequent statements;

          (k) (x) such Borrower possesses all of the material licenses, patents, copyrights, trademarks, tradenames and permits necessary to conduct its business, (y) there has been no assertion or claim of violation or infringement with respect thereof and (z) all such licenses, patents, copyrights, trademarks, tradenames and permits are listed on Schedule 12(k);

          (l) such Borrower's federal tax identification number is set forth on
Schedule 12(l). Such Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes in excess of $10,000, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of such Borrower are adequate for all years not closed by applicable statutes, and for the current fiscal year, and such Borrower does not have any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books. Such Borrower will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it except for items contested in good faith and disclosed to Lender;

          (m) it will promptly inform Lender in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of such Borrower's properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on such Borrower;
(ii) any amendment of such Borrower's certificate of incorporation or by-laws;
(iii) any change in such Borrower's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or could be reasonably likely to have a materially adverse effect on such Borrower; (iv) any Event of Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which such Borrower is a party or by which such Borrower or any of such Borrower's properties may be bound which would have a material adverse effect on such Borrower's business, operations, property or condition (financial or otherwise) or the Collateral; (vi) any change in the location of such Borrower's executive offices; (vii) any change in the location of such Borrower's Inventory or Equipment from the locations listed on Schedule 12(m) attached hereto to a location not listed on Schedule 12(m), (viii) any change in such Borrower's corporate name; (ix) any material delay in any Borrower's performance of any of its obligations to any Customer and of any assertion of any material claims, offsets or counterclaims by any Customer and of any allowances, credits and/or other monies granted by it to any Customer;
(x) furnish to and inform Lender of all material adverse information relating to the financial condition of any Customer; (xi) any material return of goods;
(xii) any amendment to either the SPG Loan Agreement or the SPG Holdings Term Loan Agreement; and (xiii) any material default by (A) SPG or SPG Holdings under the SPG Loan Agreement or (B) SPG Holdings under the SPG Holdings Term Loan Agreement.

          (n)  it will not:

                    (i) create, incur, assume or suffer to exist any
               indebtedness (exclusive of trade debt) whether secured or unsecured other than Borrowers' indebtedness to Lender, except for (A) purchase money indebtedness incurred in the purchase of Equipment in the ordinary course of business so long as each obligation for purchase money indebtedness is secured only by the Equipment purchased, (B) obligations constituting indebtedness under GAAP arising under capitalized leases entered into in the ordinary course of business and (C) indebtedness evidenced by the Shareholder Notes; provided, however, that the aggregate amounts permitted under clauses (A) and (B) shall not exceed $2,000,000 per annum in the aggregate for all Borrowers in any fiscal year.

                    (ii) declare, pay or make any dividend or distribution on
               any shares of its common stock or preferred stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock; provided, however, Borrowers shall be permitted to make stock purchases in the aggregate of up to $500,000, provided, that the Borrowers shall have Undrawn Availability of not less than $2,500,000 for the ten day period prior to such buyback and after giving affect to such buyback;

                    (iii) directly or indirectly, repurchase, redeem, retire,
               acquire in advance of maturity or prepay any indebtedness in excess of $500,000 in the aggregate (other than to Lender or any other Borrowers permitted in this section) other than non-cash exchanges (other than for tax consequences with any distributions to shareholders for tax consequences to be a distribution which is included in Fixed Charges) of Shareholder Notes for common stock or as otherwise permitted by Section 12(n)(iv) hereof;

                    (iv) make any principal payment in cash on the Shareholder
               Notes other than (A) on or after the Closing Date, a one time payment in the amount of $3,000,000 less prepayments of up to $1,000,000 made on and after December 31, 2002 and before the Closing Date; provided, however that no such payment shall be made if as of the date of such payment (1) the Borrowers shall have an average Undrawn Availability of less than $2,500,000 for the previous Fiscal Quarter (assuming the Supplemental Amount was $0), or (2) after giving effect to such payment the Borrowers shall have an Undrawn Availability of less than $2,500,000 (inclusive of the Supplemental Amount), (B) a payment after March 31, 2003 (1) in the amount of $500,000; provided, however that no such payment shall be made if as of the date of such payment (x) the Borrowers shall have an average Undrawn Availability of less than $2,500,000 (inclusive of the Supplemental Amount) for the previous Fiscal Quarter or (y) after giving effect to such payment the Borrowers shall have an Undrawn Availability of less than $2,500,000 (inclusive of the Supplemental Amount) and (2) in the amount of up to $500,000; provided, however that no such payment shall be made if (w) such payment is greater than fifty percent (50%) of the Excess Cash Flow of Borrowers for the twelve months ending on March 31, 2003, (x) as of the date of such payment the Borrowers shall have an Undrawn Availability of less than $2,500,000 for the previous Fiscal Quarter (assuming the Supplemental Amount was $0), (y) as of the date of such payment after giving effect to such payment the Borrowers shall have an Undrawn Availability of less than $2,500,000 (inclusive of the Supplemental Amount) or (z) as of the date of such payment Lender has not received Borrowers' certified financial statements for the Fiscal Year ending on December 31, 2002, (C) if necessary, payments of up to $250,000 per Fiscal Quarter thereafter; provided, however that no such payments shall be made if as of the date of such payment (1) the Borrowers shall have an Undrawn Availability of less than $2,500,000 for the previous Fiscal Quarter (inclusive of the Supplemental Amount), or (2) after giving effect to such payment the Borrowers shall have an average Undrawn Availability of less than $2,500,000 (inclusive of the Supplemental Amount); provided, further that no payments may be made on the Shareholder Notes if,
               (A) prior to making any such payment, Borrowers fail to deliver a compliance certificate evidencing their compliance with the Undrawn Availability and Fixed Charge Coverage Ratio covenants set forth in this Section 12(n) or (B) after giving effect to any such payment, (i) the Borrowers shall have, on a consolidated basis, a Fixed Charge Coverage Ratio as of the date of such payment with respect to the previous twelve (12) fiscal months then ended (for purposes of this proviso, clause (iv) of the defined term Fixed Charges shall be deemed to include the proposed payment as well as any actual payments made during the applicable twelve (12) month fiscal period) of not less than 1.3 to 1.0 (for purposes of measuring the Fixed Charge Coverage Ratio with respect to the initial $3,000,000 of payments on the Shareholder Notes, so long as any initial payment on the Shareholder Notes is made on or before March 31, 2003 the Fixed Charge Coverage Ratio requirement shall have been met) and (ii) a Default or an Event of Default shall have occurred or would occur after giving affect to any such payments;

                    (v) make advances, loans or extensions of credit to any
               Person, except for (A) the granting of customary payment terms to customers, (B) loans or advances by Borrowers to employees in the ordinary course of business, including for purposes of relocation, provided that such loans and advances do not exceed $250,000 in the aggregate during any fiscal year, (C) services, advances and transfers among Borrowers made in the ordinary course of business provided that such services, advances and transfers are paid for or repaid, as the case may be, within ninety (90) days, (D) loans made on June 30, 2002 by SIM to SPG Holdings pursuant to the SPG Holdings Term Loan Agreement, and
               (E) loans made by SGI to SPG pursuant to the SPG Loan Agreement, provided, however, that the initial amount of SPG Loans under the SPG Loan Agreement shall not exceed $2,300,000, provided, further, that the outstanding amount of SPG Loans shall not exceed $3,500,000;

                    (vi) become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise, except for (A) checks and other instruments endorsed for collection or deposit in the ordinary course of business, (B) any guaranty of any obligation of a Subsidiary or Affiliate of any Borrower if such Borrower could have incurred such obligation directly under this Agreement, (C) any guaranty of any loan to an employee of any Borrower if such Borrower could have made such loan directly under this Section, or (D) any other guaranty so long as the amount of the guaranteed obligations under this clause (D) shall not exceed $500,000 in the aggregate;

                    (vii) enter into any merger, consolidation or other
               reorganization with or into any other Person (other than a Borrower) or acquire all or a portion of the assets or stock of any Person (other than a Borrower) or permit any other Person (other than a Borrower) to consolidate with or merge with it (so long as the surviving Person of any merger or consolidation with a Borrower or the acquiring Person of any acquisition of a Borrower is a Borrower);

                    (viii) form any Subsidiary or enter into any partnership,
               joint venture or similar arrangement;

                    (ix) materially change the nature of the business in which it is presently engaged;

                    (x) change its fiscal year or make any changes in accounting treatment and reporting practices or in the tax reporting treatment except as required by GAAP or except as required by law and upon written notice to Lender;

                    (xi) enter into any transaction with any Affiliate, except in ordinary course on arms-length terms;

                    (xii) bill Receivables under any name except the present
               name of such Borrower or

                    (xiii) amend either the SPG Loan Agreement or the SPG
               Holdings Term Loan Agreement in a manner which materially adversely affects the rights of Lender;

          (o) it shall cause to be maintained for Borrowers on a consolidated basis at the end of the fiscal quarter ending December 31, 2002 Net Worth of at least $13,500,000 and it shall increase such net worth at the end of each fiscal quarter thereafter by at least $100,000;

          (p) commencing with the fiscal quarter ending December 31, 2002, it shall maintain a Fixed Charge Coverage Ratio for Borrowers on a consolidated basis at the end of each fiscal quarter with respect to the four (4) fiscal quarters then ended of not less than 1.10 to1.0;

          (q) it will not make capital expenditures (including, without limitation, expenditures for software and assets acquired through capitalized lease transactions) in any fiscal year in an aggregate amount in excess of $2,000,000 for all Borrowers;

          (r) commencing with the fiscal quarter ending December 31, 2002, the Borrowers shall maintain EBITDA not less than $7,750,000 at the end of each fiscal quarter with respect to the four (4) fiscal quarters then ended;

          (s) all financial projections of each Borrower's performance prepared by Borrowers or at Borrowers' direction and delivered to Lender will represent, at the time of delivery to Lender, each Borrower's best estimate of such Borrower's future financial performance and will be based upon assumptions which are reasonable in light of such Borrower's past performance and then current business conditions;

          (t) none of the proceeds of the Revolving Advances hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect;

          (u) it will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At it's own cost and expense in amounts and with carriers acceptable to Lender, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to each Borrower's including, without limitation, business interruption insurance; (ii) maintain a bond or insurance in such amounts as is customary in the case of companies engaged in businesses similar to each Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of any Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets;
(iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business;
(v) furnish Lender with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, and (y) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as loss payee and providing that as to Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of any Borrower and the insurer will provide Lender with at least thirty
(30) days notice prior to cancellation. Each Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Lender and not to such Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Lender jointly, Lender may endorse such Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine (which prepayment shall be without any premium or penalty or any reduction in the Maximum Revolving Amount). Any surplus shall be paid by Lender to the applicable Borrower or applied as may be otherwise required by law. Each Borrower acknowledges that it shall remain liable for any Obligations remaining unpaid after any such application in accordance with the terms of this Agreement;

          (v) on or before the Closing Date Lender shall receive complete copies of the SPG Loan Agreement, the SPG Holdings Term Loan Agreement, the SPG Holdings Term Notes and the Stock Purchase Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Lender. Borrowers will enforce all of its rights under the SPG Loan Agreement, the SPG Holdings Term Loan Agreement, the SPG Holdings Term Notes and the Stock Purchase Agreement and all documents executed in connection therewith including, but not limited to, all indemnification rights, and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights; and

          (w) if share price is not available in readily accessible public sources, within five (5) days after the last Business Day of each month, Borrowers shall deliver to Lender a report listing the Average Share Price for the month then ended.

     13.  Conditions Precedent.

     13.1 Conditions to Initial Advances. The agreement of Lender to make the Revolving Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Revolving Advances, of the following conditions precedent:

               (i) Notes. Lender shall have received the Revolving Credit Note duly executed and delivered by an authorized officer of each Borrower;

               (ii) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

               (iii) Corporate Proceedings of Borrowers. Lender shall have received copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Ancillary Agreements and (ii) the granting by such Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

               (iv) Incumbency Certificates of Borrowers. Lender shall have received a certificate of the Secretary or an Assistant Secretary or other officer of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing this

Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

               (v) Certificates. Lender shall have received a copy of the Articles or Certificate of Incorporation of each Borrower and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of such Borrower;

               (vi) Good Standing Certificates. Lender shall have received good standing certificates for each Borrower, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

               (vii) Legal Opinion. Lender shall have received the executed legal opinions of Jenkens & Gilchrist Parker Chapin LLP in form and substance satisfactory to Lender which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Pledge Agreements and the Ancillary Agreements as Lender may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

               (viii) No Litigation. (x) No litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the this Agreement or the Ancillary Agreements or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which if adversely determined, would, in the reasonable opinion of Lender, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of any Borrower; and (y) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any governmental authority;

               (ix) Financial Condition Certificate. Lender shall have received an executed Officers Certificate in form and substance satisfactory to Lender.

               (x) Collateral Examination. Lender shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, Inventory, General Intangibles and Equipment of each Borrower and all books and records in connection therewith;

               (xi) Fees. Lender shall have received all fees payable to Lender on or prior to the Closing Date pursuant to Section 5(b) hereof;

               (xii) Ancillary Agreements. Lender shall have received executed copies of the Pledge Agreements and all Ancillary Agreements listed in Lender's checklist of closing documents dated the Closing Date, each in form and substance satisfactory to Lender;

               (xiii) Insurance. Lender shall have received in form and substance satisfactory to Lender, certified copies of each Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of each Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

               (xiv) Payment Instructions. Lender shall have received written instructions from Borrowers directing the application of proceeds of the Revolving Advances made pursuant to this Agreement and stating that such Borrower has Eligible Receivables and Eligible Unbilled Receivables (based upon the objective criteria set forth in this Agreement) in amounts sufficient in value and amount to support Revolving Advances in the amount by or on behalf of Borrower on the date of such certificate;

               (xv) Blocked Accounts. Lender shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Lender for the collection or servicing of the Receivables and proceeds of the Collateral;

               (xvi) Consents. Lender shall have received (a) any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Ancillary Agreements and (b) such Consents and waivers of such third parties as might assert claims with respect to the Collateral listed in Lender's checklist of closing documents dated the Closing Date;

               (xvii) Intercompany Documentation. Lender shall have received (a) complete copies of the SPG Loan Agreement, the SPG Holdings Term Loan Agreement, the SPG Holdings Term Notes and the Stock Purchase Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and (b) evidence satisfactory to it that the contract issues and past due Receivables with a key Customer have been resolved;

               (xviii) No Adverse Material Change. (i) Since September 30, 2002, there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrowers, (y) any material damage or destruction to any of the Collateral or any material depreciation in the value thereof and (z) any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrowers and (ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

               (xviii) Closing Certificate. Lender shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Ancillary Agreements are true and correct on and as of such date, (ii) Borrowers on such date is in compliance with all the terms and provisions set forth in this Agreement and the Ancillary Agreements, (iii) on such date no Default or Event of Default has occurred or is continuing and (iv) each Borrower is in compliance in all material respects with all relevant federal, state and local regulations;

               (xix) Disclosure Schedules. Lender shall have received the Disclosure Schedules;

               (xix) Compliance with Laws. Each Borrower is in compliance with all relevant federal, state and local regulations; and

               (xxi) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender and its counsel.

     13.2 Conditions to Each Revolving Advance. The agreement of Lender to make any Revolving Advance or issue any Letter of Credit requested to be made on any date (including, without limitation, its initial Revolving Advance), is subject to the satisfaction of the following conditions precedent as of the date such Revolving Advance is made or such Letter of Credit is issued:

               (i) Representations and Warranties. Each of the representations and warranties made by Borrowers in or pursuant to this Agreement and any related agreements to which it is a party shall be true and correct in all material respects on and as of such date as if made on and as of such date, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of the date made;

               (ii) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Revolving Advances requested to be made, on such date; provided, however that Lender in its sole discretion, may continue to make Revolving Advances and issue Letters of Credit notwithstanding the existence of an Event of Default or Default and that any Revolving Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

               (iii) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made or Letters of Credit requested to be issued, after giving effect thereto, the aggregate Revolving Advances and outstanding Letters of Credit shall not exceed the lesser of the Formula Amount or the Maximum Revolving Amount.

Each request for a Revolving Advance or Letter of Credit by any Borrower or Borrowing Agent hereunder shall constitute a representation and warranty by each Borrower as of the date of such request that the conditions contained in this subsection shall have been satisfied.

     14. Power of Attorney. Each Borrower hereby appoints Lender or any other Person whom Lender may designate as such Borrower's attorney, with power to: (i) endorse such Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (ii) sign such Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from customers; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) execute customs declarations and such other documents as may be required to clear Inventory through Customs; (v) do all things necessary to carry out this Agreement and any Ancillary Agreement; and (vi) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and to receive, open and dispose of all mail addressed to such Borrower. Each Borrower hereby ratifies and approves all acts of the attorney. Neither Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, other than those occasioned by gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Lender or in which Lender has a security interest remains unpaid and until the Obligations have been fully satisfied. Lender shall not exercise this power under clauses (i), (ii), (iv), (v) and (vi) until on or after the occurrence and continuation of an Event of Default.

     15. Expenses. Borrowers shall pay all of Lender's reasonable out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. Borrowers shall also pay all of Lender's out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Lender's obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Lender's security interests, assignments of rights and liens hereunder as valid perfected security interests,
(c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, and (d) any consultations in connection with any of the foregoing. Borrowers shall also pay Lender's customary bank charges for all bank services performed or caused to be performed by Lender for any Borrower at Borrowing Agent's request or on any Borrower's behalf. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Borrowers to Lender shall be payable on demand and shall be secured by the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrowers and Lender which Lender is or may be required to withhold or pay, each Borrower agrees to indemnify and hold Lender harmless in respect of such taxes, and Borrowers will repay to Lender the amount of any such taxes which shall be charged to Borrowers' account; and until Borrowers shall furnish Lender with indemnity therefor (or supply Lender with evidence satisfactory to it that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrowers' credit and Lender shall retain its security interests in any and all Collateral.

     16.  Successors and Assigns; Assignments.
          ------------------------------------

               (i) This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender, all future holders of the Revolving Credit Note and their respective successors and assigns, except that no Borrower may assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of Lender.

               (ii) Lender may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Lender's rights with respect thereto. Upon such transfer, Lender shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant. Each Borrower agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Borrowers were directly indebted to such holder in the amount of such participation.

     17. Waivers. Each Borrower waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which such Borrower might otherwise be entitled.

     18. Term of Agreement. This Agreement shall continue in full force and effect until the expiration of the Term. Borrowers may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations; provided, that Borrowers pay an early termination fee in an amount equal to the Required Percentage of the Maximum Revolving Amount. For the purposes hereof, Required Percentage shall mean (a) 1.50% from the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (b) .75% from the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (c) 0% thereafter.

     19. Events of Default. The occurrence of any of the following shall constitute an Event of Default:

               (i) failure to make payment of any of the Obligations when required hereunder;

               (ii) failure to pay any taxes in excess of $10,000 when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the applicable Borrower's books;

               (iii) failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement or any other agreement between any Borrower and Lender;

               (iv) occurrence of a default under any agreement to which any Borrower is a party with third parties which is not cured within any applicable grace period and which has a material adverse affect upon such Borrower's business, operations, property or condition (financial or otherwise) including all leases for any premises where any Borrower's books, records, Inventory or Equipment is located;

               (v) any representation, warranty or statement made by any Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time prove to have been false or misleading when made, in any material respect;

               (vi) an attachment or levy is made upon any of Borrowers' assets having an aggregate value in excess of $500,000 in the aggregate for all Borrowers, or a judgment is rendered against any Borrower or any of Borrowers' property involving a liability of more than $500,000 in the aggregate for all Borrowers, which shall not have been vacated, discharged, stayed or bonded pending appeal within forty (40) days from the entry thereof;

               (vii) any change in any Borrower's condition or affairs (financial or otherwise) which in Lender's opinion impairs the Collateral or the ability of any Borrower to perform its Obligations, said determination to be made by Lender in good faith;

               (viii) any lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest, excluding, however, (i) liens upon Collateral that may be collected, sold or otherwise disposed of from time to time as contemplated under this Agreement or any Ancillary Agreement or (ii) liens whose perfection lapses through the action or inaction of Lender based upon accurate information timely provided to Lender by Borrowers;

               (ix) if any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, (x) any petition filed against it in any involuntary case under such bankruptcy laws, or (y) any proceeding or petition seeking the appointment of a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, or (vii) take any action for the purpose of effecting any of the foregoing;

               (x) any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due, or cease operations of its present business;

               (xi) any Guarantor, any Affiliate or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, (x) any petition filed against it in any involuntary case under such bankruptcy laws, or (y) any proceeding or petition seeking the appointment of a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property or (viii) take any action for the purpose of effecting any of the foregoing;

               (xii) any Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any of its assets in the aggregate in excess of $500,000 or any interest therein, except as permitted in, or not prohibited by, this Agreement or any Ancillary Agreement;

               (xiii) any Borrower fails to generally operate its business in the ordinary course of business;

               (xiv) Lender shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral;

               (xv) a default by any Borrower in the payment, when due, of any principal of or interest on any indebtedness for money borrowed with an outstanding principal amount in excess of $250,000;

               (xvi) any Change of Ownership;

               (xvii) termination or material breach of any Guaranty or similar suretyship agreement executed and delivered to Lender in connection with the Obligations of Borrowers, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under any such Guaranty or similar suretyship agreement; or

               (xviii) a default by SIM of any of its obligations under the SPG Loan Agreement.

     20. Remedies. Upon the occurrence of an Event of Default pursuant to
Section 19(ix) herein, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; upon the occurrence and continuation of any other of the Events of Default, Lender shall have the right to demand repayment in full of all Obligations by written notice to Borrowing Agent whether or not otherwise due. Until all Obligations have been fully satisfied, Lender shall retain its security interest in all Collateral. Lender shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the Uniform

Commercial Code, and under other applicable law, all other legal and equitable rights to which Lender may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require Borrowers to assemble the Collateral, at Borrowers' expense, and to make it available to Lender at a place designated by Lender which is reasonably convenient to both parties and to enter any of the premises of Borrowers or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold. Further, Lender may, at any time or times after default by Borrowers, sell and deliver all Collateral held by or for Lender at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Lender, in Lender's sole discretion, deems advisable or Lender may otherwise recover upon the Collateral in any commercially reasonable manner as Lender, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrowing Agent at its address as shown in Lender's records, at least ten (10) days before the time of the event of which notice is being given. Lender may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of each Borrower's trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Lender elects) of all Obligations. Lender will return any excess to Borrowers or as otherwise required by law and Borrowers shall remain liable to Lender for any deficiency.

     21. Waiver; Cumulative Remedies. Failure by Lender to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between Borrowers and Lender or delay by Lender in exercising the same, will not operate as a waiver; no waiver by Lender will be effective unless it is in writing and then only to the extent specifically stated. Lender's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have.

     22. Application of Payments. Each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on any Borrower's behalf and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of Lender's books and records.

     23. Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Lender, be deposited by the applicable Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Lender may require pursuant to an arrangement with such bank as may be selected by Borrowers and be acceptable to Lender. Borrowers shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Lender, either to any account maintained by Lender at said bank or by wire transfer to appropriate account(s) of

Lender. All funds deposited in such Blocked Account shall immediately become the property of Lender and shall be applied to the Obligations in accordance with the terms of this Agreement, and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Lender may establish depository accounts ("Depository Accounts") in the name of Lender at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Lender in lieu of depositing same to the Blocked Accounts.

     24. Revival. Each Borrower further agrees that to the extent any Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     25. Notice. Any notice or request hereunder may be given to Borrowers or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by
(a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, or (iii) upon actual receipt thereof when sent by a recognized overnight delivery service or (iv) upon actual receipt thereof when sent by telecopier to the number set forth below, in each case addressed to each party at its address set both below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A)  If to Lender at:          Whitehall Business Credit Corporation
                                    One State Street
                                    New York, New York 10004
                                    Attention:  Joseph Zautra
                                    Telephone:  (212) 806-4538
                                    Telecopier: (212) 806-4530
          with a copy to:           Hahn & Hessen LLP
                                    488 Madison Avenue
                                    New York, New York 10022
                                    Attention:  Steven J. Seif, Esq.
                                    Telephone:  (212) 736-1000
                                    Telecopier: (212) 594-7167

     (B)  If to Borrowing
          Agent or any
          Borrower at:              The SPAR Group
                                    580 White Plains Road
                                    Tarrytown, New York  10591
                                    Attention:  Charles Cimitile, Chief
                                                Financial Officer
                                    Telephone:  (914) 332-4100
                                    Telecopier: (914) 332-0741

          with a copy to:           Jenkens & Gilchrist Parker Chapin LLP
                                    405 Lexington Avenue
                                    New York, New York  10174
                                    Attention:  Lawrence David Swift, Esq.
                                    Telephone:  (212) 704-6147
                                    Telecopier: (212) 704-6159

     26. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. LENDER SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL CODE OF NEW YORK. EACH BORROWER AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT LENDER'S OPTION, IN ANY OTHER COURTS LOCATED IN NEW YORK STATE OR ELSEWHERE AS LENDER MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND EACH BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. EACH BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON SUCH BORROWER MAY BE MADE BY FEDERAL EXPRESS OR SIMILAR OVERNIGHT SERVICE OR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, IN EACH CASE DIRECTED TO SUCH BORROWER AT SUCH BORROWER'S ADDRESS APPEARING ON LENDER'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED (A) ONE (1) BUSINESS DAY AFTER THE SAME SHALL HAVE BEEN SENT VIA FEDERAL EXPRESS OR SIMILAR OVERNIGHT SERVICE OR
(B) FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN MAILED BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED (UNLESS THE RETURN RECEIPT SHOWS ACTUAL RECEIPT OCCURRED EARLIER THAN THE DEEMED FIVE

BUSINESS DAY PERIOD, IN WHICH CASE THE DATE OF ACTUAL RECEIPT WILL CONTROL). EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN ANY BORROWER, LENDER AND EACH BORROWER WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

     27. Limitation of Liability. Each Borrower acknowledges and understands that in order to assure repayment of the Obligations hereunder Lender may be required to exercise any and all of Lender's rights and remedies hereunder and agrees that neither Lender nor any of Lender's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual gross (not mere) negligence or willful misconduct.

     28. Entire Understanding. This Agreement and the Ancillary Agreements contain the entire understanding between Borrowers and Lender and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by each Borrower's and Lender's respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

     29. Indemnity. Each Borrower shall indemnify Lender and each of its officers, directors, employees, and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

     30. Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

     31. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

     32. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same agreement.

     33. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     34. Publicity. Subject to the prior approval (which approval shall not be unreasonably withheld or delayed) by Borrowing Agent with respect to Lender and by Lender with respect to any Borrower, any party hereto may make appropriate announcements of the financial arrangement entered into by and among Borrowers and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as the announcing party shall in its sole and absolute discretion deem appropriate.

     35. Borrowing Agency Provisions.

               (i) Borrowers hereby irrevocably designate Borrowing Agent to be their attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of Borrowers, and hereby authorize Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

               (ii) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur liability to Borrowers as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Lender or any other action taken by Lender with respect to this
Section 35 except due to gross negligence (but not mere negligence) or willful misconduct by the indemnified party.

               (iii) All Obligations shall be joint and several, and each Borrower shall be obligated to make payment (with the understanding that any payment made by any Borrower shall be applied to reduce the amount of the Loans and the remaining payment obligations of all of the Borrowers) upon the maturity of the Obligations by acceleration or otherwise, and, unless Lender otherwise agrees in writing, such obligation and liability on the part of each Borrower shall in no way be affected by any renewals and forbearance granted by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue to preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to another Borrower or any Collateral for such Borrower's Obligations or the lack thereof.

               (iv) In the event any Borrower is deemed to be a Guarantor or surety of any other Borrower, then, to the extent such Borrower is deemed to be a Guarantor or surety, such Borrower hereby (a) agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection and that its obligations shall not be discharged until payment and performance, in full, of the Obligations has occurred; and (b) waives any and all suretyship defenses, including, without limitation, with respect to: (1) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any Ancillary Agreement or any other agreement, document or instrument to which any Borrower is or may become a party; (2) the absence of any action to enforce this Agreement or any Ancillary Agreement or the waiver or consent by Lender with respect to any of the provisions hereof or thereof; (3) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security); (4) the insolvency of any Borrower; (5) any change in the commitment, advance rates, Formula Amount, Maximum Revolving Amount or any related provision; (6) the advance, repayment (including complete repayment) and readvance of Loans from time to time; (7) any extension or change in the time, manner, place and other terms and provisions of payment or performance of any of the Obligations; (8) any waiver, modification, renewal, amendment or restatement of this Agreement or any Ancillary Agreement (except as and to the extent expressly modified by such action); (9) any acceptance by the Lender of any partial or late payment or payment during any default; (10) any surrender, repossession, foreclosure, sale, leases or other realization, dealing, liquidation, setoff or disposition respecting any collateral in accordance with this Agreement any Ancillary Agreement or applicable law; (11) any investigation, analysis or evaluation by the Lender or its designees respecting any Borrower or any other person; or (12) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

     36. Subordination of Subrogation and Contribution Rights, Etc. Each Borrower covenants and agrees that until the Obligations have been fully paid and satisfied, any and all Subordinated Rights of such Borrower shall be subordinate to the Obligations and such Borrower shall not be entitled to any payment or satisfaction (in whole or in part) until, all of the Obligations have been fully paid and satisfied. Until such time (if ever) as the Obligations have been fully paid and satisfied and this Agreement has been terminated: (A) no Borrower shall seek any payment or exercise or enforce any right, power, privilege, remedy or interest that such Borrower may have with respect to any Subordinated Right and (B) any payment, asset or property delivered to or for the benefit of any Borrower in respect of any Subordinated Right shall be accepted in trust for the benefit of the Lender and shall be promptly paid or delivered to the Lender to be credited and applied to the payment and satisfaction of the Obligations, whether contingent, matured or unmatured, or to be held by the Lender as additional collateral, as the Lender may elect in its sole and absolute discretion.

     37. Joinder. As of the date hereof, New Borrowers are hereby added as parties to all Obligations under this Agreement, and all references to any "Borrower" or "Borrowers" hereunder shall be deemed to include New Borrowers. Each New Borrower hereby adopts this

Agreement, assumes in full, and acknowledges that it is jointly and severally liable for, the payment, discharge, satisfaction and performance of all Obligations under this Agreement and the Ancillary Agreements (to which all Borrowers are a party) as if it were an original signatory thereunder. Each New Borrower hereby confirms its grant to Lender of a continuing lien and security interest in all presently existing and hereafter arising Collateral which such New Borrower now or hereafter owns or has an interest in, wherever located, to secure the prompt payment and performance of the Obligations. Schedule 37 sets forth all Persons (including joint ventures) in which any New Borrower has an interest. Each New Borrower shall execute such Ancillary Agreements as Lender may reasonably request in order to ensure a first priority perfected security interest in favor of Lender in such investments (limited to the economic benefit of such investments in "pass through" entities such as joint ventures, partnerships or limited liability companies).

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                        SPAR MARKETING FORCE, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR/BURGOYNE RETAIL SERVICES, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR INCENTIVE MARKETING, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR TRADEMARKS, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer

                                        SPAR MARKETING, INC. (DE)


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR MARKETING, INC. (NV)


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR ACQUISITION, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR GROUP INTERNATIONAL, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR TECHNOLOGY GROUP, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer

                                        SPAR/PIA RETAIL SERVICES, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        RETAIL RESOURCES, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        PIVOTAL FIELD SERVICES, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        PIA MERCHANDISING CO., INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        PACIFIC INDOOR DISPLAY CO.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer

                                        PIVOTAL SALES COMPANY


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        SPAR GROUP, INC.


                                        By: /s/ Charles Cimitile
                                            ------------------------------------
                                            Name:  Charles Cimitile
                                            Title: Chief Financial Officer


                                        WHITEHALL BUSINESS CREDIT CORPORATION


                                        By: /s/ Joseph J. Zautra
                                            ------------------------------------
                                            Name:  Joseph J. Zautra
                                            Title: Vice President

                                    EXHIBITS

Exhibit 1(a)        Revolving Credit Note
Exhibit A           Shareholder Notes


                                    SCHEDULES


Schedule 1          Permitted Liens
Schedule 5(b)(v)    Letter of Credit Fees
Schedule 12(a)      State of Incorporation and Qualification
Schedule 12(b)      Subsidiaries
Schedule 12(e)      Books and Records
Schedule 12(g)      Plans
Schedule 12(k)      Licenses, Patents, Trademarks and Copyrights
Schedule 12(l)      Federal Tax Identification Number
Schedule 12(m)      Inventory Locations
Schedule 37         Persons in which International has an interest

                                Schedule 5(b)(v)
                                ----------------

                                  WEBSTER BANK
                          SCHEDULE OF SELECTED CHARGES


STANDBY LETTER OF CREDIT

     Issuance.........................................$150
     Amendment........................................$ 75
     Cancellation.....................................$ 50

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       (A) General Definitions...............................................2
(B)      Accounting Terms.....................................................15
(C)      Uniform Commercial Code Terms........................................15
(D)      Certain Matters of Construction......................................15
2.       Revolving Advances...................................................15
2A.      Letters of Credit....................................................17
3.       Repayment of Loans...................................................19
4.       Procedure for Revolving Advances.....................................19
5.       Interest and Fees....................................................21
         (a)        Interest..................................................21
         (b)        Fees......................................................22
         (c)        Increased Costs...........................................24
         (d)        Capital Adequacy..........................................25
         (e)        Basis For Determining Interest Rate Inadequate or Unfair..25
6.       Security Interest....................................................26
7.       Representations Concerning the Collateral............................27
8.       Covenants Concerning the Collateral..................................27
9.       Collection and Maintenance of Collateral and Records.................28
10.      Inspections..........................................................29
11.      Financial Information................................................29
12.      Additional Representations, Warranties and Covenants.................31
13.      Conditions Precedent.................................................39
         13.1       Conditions to Initial Advances............................39
         13.2       Conditions to Each Revolving Advance......................42
14.      Power of Attorney....................................................43
15.      Expenses.............................................................43
16.      Successors and Assigns; Assignments..................................44
17.      Waivers..............................................................44
18.      Term of Agreement....................................................44
19.      Events of Default....................................................44
20.      Remedies.............................................................46
21.      Waiver; Cumulative Remedies..........................................47
22.      Application of Payments..............................................47
23.      Establishment of a Lockbox Account, Dominion Account.................47
24.      Revival..............................................................48
25.      Notice ..............................................................48
26.      Governing Law and Waiver of Jury Trial...............................49
27.      Limitation of Liability..............................................50
28.      Entire Understanding.................................................50
29.      Indemnity............................................................50
30.      Severability.........................................................50

31.      Captions.............................................................50
32.      Counterparts.........................................................50
33.      Construction.........................................................51
34.      Publicity............................................................51
35.      Borrowing Agency Provisions..........................................51
36.      Subordination of Subrogation and Contribution Rights, Etc............52
36.      Joinder..............................................................52